UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Krispy Kreme Doughnuts, Inc. (the “Company”) and Krispy Kreme Doughnut Corporation, a wholly-owned subsidiary of the Company, entered into amendments, each effective as of December 15, 2008, to their employment agreements with James H. Morgan, Chairman, President and Chief Executive Officer of the Company, Douglas R. Muir, Executive Vice President, Chief Financial Officer and Treasurer of the Company, Kenneth J. Hudson, Senior Vice President - Human Resources and Organizational Development of the Company, and Jeffrey B. Welch, Senior Vice President and President - International Store Operations of the Company (collectively, the “Executives”).  The Executives’ employment agreements were amended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.  The amendments, among other things, provide for definitive provisions regarding the timing and form of severance payments and revise the definition of “change in control” to comply with Section 409A.

Copies of the amendments to the employment agreements with Messrs. Morgan, Muir, Hudson and Welch are attached hereto as Exhibits 10.1, 10.2. 10.3 and 10.4, respectively, and are incorporated into this Item 5.02(e) by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment, dated as of December 15, 2008, to Employment Agreement, dated as of February 27, 2008, among Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation and James H. Morgan.
10.2
Second Amendment, dated as of December 15, 2008, to Employment Agreement, dated as of April 23, 2007, as amended, among Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation and Douglas R. Muir.

10.3	Amendment, dated as of December 15, 2008, to Employment Agreement, dated as of November 7, 2007, among Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation and Kenneth J. Hudson.
10.4	Amendment, dated as of December 15, 2008, to Employment Agreement, dated as of November 7, 2007, among Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation and Jeffrey B. Welch.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: December 19, 2008
By: /s/ Douglas R. Muir
Douglas R. Muir
Chief Financial Officer